Exhibit 99.1

Ginkgo Bioworks Reports Fourth Quarter and Full Year 2022 Financial Results

$478 million of total revenue in 2022, representing an increase of 52% over 2021 and toward the high end of guidance

59 new Cell Programs added in 2022, representing 90% growth over 2021 and toward the high end of guidance

Year end cash balance of over $1.3 billion provides meaningful multi-year runway as we drive towards profitability

BOSTON -- March 1, 2023 -- Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”), which is building the leading platform for cell programming and biosecurity, today announced its results for the fourth quarter and year ended December 31, 2022. The update, including a webcast slide presentation with additional details on the fourth quarter and supplemental financial information, will be available at investors.ginkgobioworks.com.

“We added 59 new programs to the cell programming platform in 2022 as our team delivered toward the high end of our program guidance,” said Jason Kelly, co-founder and CEO of Ginkgo. “This outstanding performance illustrates strong growth in customer demand as our capabilities progress. Each new program is valuable to Ginkgo, expanding and scaling our platform capabilities and driving financial value. Importantly, we continue to see great sales momentum with biopharma customers, who represent both the most sophisticated and largest end market opportunity for us today. Our long-term Biosecurity strategy is also developing nicely as we build a strong base of more recurring biosecurity revenue through our biosurveillance and international partnerships on top of any potential continued COVID-19 testing. I’m very excited about Ginkgo’s ability to drive growth and platform improvements in 2023, and our cash balance of over $1.3 billion provides us significant flexibility in an uncertain macroeconomic environment.”

Recent Business Highlights & Strategic Positioning

•
Added 20 new Cell Programs to the Foundry platform in the fourth quarter of 2022, for a total of 59 new programs in the full year, representing 90% growth over 2021
•
Generated Foundry revenue of $144 million in 2022, representing growth of 27% over 2021
o
As previously announced, a subset of targeted milestones that were expected to contribute to 2022 Foundry revenue remained unearned in the fourth quarter, though Ginkgo continues to work toward the achievement of these milestones
•
Concentric by Ginkgo, Ginkgo's biosecurity and public health offering, generated $334 million in Biosecurity revenue in 2022, representing growth of 66% over 2021 and more than doubling the original guidance provided in March 2022
o
Concentric continued to expand the Traveler-Based Genomic Surveillance program with Centers for Disease Control and Prevention (CDC) and XpresCheck, adding three new participating airports (for a total of seven) and completing a recent pilot initiative to detect influenza variants in addition to SARS-CoV-2
o
Concentric continues to establish international partnerships, including in Australia, Botswana, Qatar, Rwanda, Saudi Arabia, the United Kingdom, and Ukraine, as well as multilateral partnerships with Africa CDC and African Risk Capacity
•
Downstream value – which consists of potential value to Ginkgo from its Cell Engineering customers and includes potential royalties, milestone payments, and equity interests – is an important component of the financial potential of most programs, and Ginkgo added over $2.0 billion in aggregate revenue potential from downstream milestone payments in connection with new Cell Programs in 2022. This is in addition to the financial potential from royalties and equity consideration obtained in connection with those Cell Programs
•
Ginkgo launched Ginkgo Enzyme Services, which aims to solve challenges for R&D teams developing enzymes, from discovery of novel enzyme activity through optimization of enzyme function and large scale manufacturing
•
Ginkgo opened Bioworks7, which adds 6,600 square feet of Biosafety Level 2 (BSL-2) lab space at Ginkgo's headquarters in Boston's Seaport District, expanding its mammalian foundry platform to provide significant runway to support new program additions in the pharma & biotech vertical

Fourth Quarter 2022 Financial Highlights

•
Fourth quarter 2022 Total revenue of $98 million, down from $148 million in the comparable prior year period, a decrease of 34%, due to the expected reduction in K-12 COVID-19 testing services
o
Fourth quarter 2022 Foundry revenue of $53 million, up from $34 million in the comparable prior year period, an increase of 56%
o
Fourth quarter 2022 Biosecurity revenue of $45 million, down from $114 million in the comparable prior year period, a decrease of 61%, with fourth quarter 2022 Biosecurity gross profit margin of 33%
•
Fourth quarter 2022 Loss from operations of $(235) million (inclusive of stock-based compensation expense of $111 million), compared to Loss from operations of $(1,685) million (inclusive of stock-based compensation expense of $1,673 million) in the comparable prior year period. The stock-based compensation expense primarily relates to the continued GAAP accounting for the modification of restricted stock units issued prior to becoming a public company, as disclosed in our annual report on Form 10-K filed with the SEC on March 29, 2022
•
Fourth quarter 2022 Adjusted EBITDA of $(80) million, down from $1 million in the comparable prior year period
•
Cash and cash equivalents balance as of the end of the fourth quarter of over $1.3 billion puts Ginkgo in a strong financial position to pursue its strategic objectives

Full Year 2022 Financial Highlights

•
Full year 2022 Total revenue of $478 million, up from $314 million in the prior year, an increase of 52%
o
Full year 2022 Foundry revenue of $144 million, up from $113 million in the prior year, an increase of 27%
o
Full year 2022 Biosecurity revenue of $334 million, up from $201 million in the prior year, an increase of 66%, with full year 2022 Biosecurity gross profit margin of 39%
•
Full year 2022 Loss from operations of $(2.2) billion (inclusive of stock-based compensation expense of $1.9 billion), compared to $(1.8) billion (inclusive of stock-based compensation expense of $1.7 billion) in the prior year
•
Full year 2022 Adjusted EBITDA of $(173) million, down from $(106) million in the prior year

Full Year 2023 Guidance

•
Ginkgo expects to add 100 new Cell Programs to the Foundry platform in 2023
•
Ginkgo expects Total revenue of at least $275 million in 2023
o
Ginkgo expects Foundry revenue of at least $175 million in 2023. This guidance excludes the impact of any downstream value share revenue, although Ginkgo is still working toward the achievement of downstream value share in 2023
o
While Biosecurity remains an uncertain business, Ginkgo expects Biosecurity revenue in 2023 of at least $100 million, with nearly half of this revenue expected to come from emerging product lines that are more recurring in nature, such as federal and international partnerships supporting pathogen monitoring and biosecurity infrastructure development

Timing of Filing Annual Report on Form 10-K

Ginkgo became a large accelerated filer as of December 31, 2022, which resulted in a filing deadline 30 days ahead of our deadline last year. While we believe our financial statements are final, additional time is necessary to finalize materials required to complete the audit of our annual financial statements, including accompanying footnote disclosures.

As such, we will be filing a Form 12b-25 for an automatic extension to our Form 10-K filing deadline. We are working diligently to file our Annual Report as soon as practicable and within the automatic extension period of fifteen calendar days from the prescribed due date.

Conference Call Details

Ginkgo will host a videoconference today, Wednesday, March 1, 2023, beginning at 4:30 p.m. ET. The presentation will include an overview of the fourth quarter and full year financial performance, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on Twitter (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.

Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:
+1 646 876 9923 (New York)

+1 301 715 8592 (Washington DC)

+1 312 626 6799 (Chicago)

+1 669 900 6833 (San Jose)

+1 253 215 8782 (Tacoma)

+1 346 248 7799 (Houston)

+1 408 638 0968 (San Jose)

Webinar ID: 999 3790 5942

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our web site at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks

Ginkgo Bioworks is the leading horizontal platform for cell programming, providing flexible, end-to-end services that solve challenges for organizations across diverse markets, from food and agriculture to pharmaceuticals to industrial and specialty chemicals. Ginkgo’s biosecurity and public health unit, Concentric by Ginkgo, is building global infrastructure for biosecurity to empower governments, communities, and public health leaders to prevent, detect and respond to a wide variety of biological threats. For more information, visit ginkgobioworks.com and concentricbyginkgo.com, read our blog, or follow us on social media channels such as Twitter (@Ginkgo and @ConcentricByGBW), Instagram (@GinkgoBioworks and @ConcentricByGinkgo), or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks

This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, current expectations, operations and anticipated results of operations, both business and financial, including the potential for future revenue related to downstream value in the form of potential future milestone payments and royalties and/or equity consideration, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (ii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, (iii) the risk of downturns in demand for products using synthetic biology, (iv) the unpredictability of the duration of the COVID-19 pandemic and the demand for COVID-19 testing and the commercial viability of our COVID-19 testing business, (v) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vi) our ability to realize the expected benefits of merger and acquisition transactions, (vii) the outcome of any legal proceedings against Ginkgo, including as a result of recent acquisitions, (viii) our ability to realize the expected benefits from and the success of our Foundry platform programs, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, and (x) the product development or commercialization success of our customers. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's most recent quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the "SEC"), and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures

Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles (“GAAP”), and constitute “non-GAAP financial measures” as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo’s financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo’s most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:

investors@ginkgobioworks.com

MEDIA CONTACT:

press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data, unaudited)

	As of December 31,	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$ 1,315,792	$ 1,550,004
Accounts receivable, net	80,907	131,544
Accounts receivable - related parties	1,558	4,598
Inventory, net	4,364	3,362
Prepaid expenses and other current assets	47,458	33,537
Total current assets	1,450,079	1,723,045
Property and equipment, net	314,773	145,770
Operating lease right-of-use assets	400,762	—
Investments	112,188	102,037
Equity method investments	1,543	13,194
Intangible assets, net	111,041	21,642
Goodwill	60,210	21,312
Other non-current assets	88,725	43,990
Total assets	$ 2,539,321	$ 2,070,990
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 10,451	$ 8,189
Deferred revenue	47,817	33,240
Accrued expenses and other current liabilities	114,694	93,332
Total current liabilities	172,962	134,761
Non-current liabilities:
Deferred rent, net of current portion	—	18,746
Deferred revenue, net of current portion	174,767	155,991
Operating lease liabilities, non-current	413,256	—
Lease financing obligation	—	22,283
Warrant liabilities	10,868	135,838
Other non-current liabilities	31,191	35,992
Total liabilities	803,044	503,611
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	190	161
Additional paid-in capital	6,136,378	3,804,844
Accumulated deficit	(4,397,659)	(2,297,925)
Accumulated other comprehensive loss	(2,632)	(1,715)
Total Ginkgo Bioworks Holdings, Inc. stockholders’ equity	1,736,277	1,505,365
Non-controlling interest	—	62,014
Total stockholders’ equity	1,736,277	1,567,379
Total liabilities and stockholders’ equity	$ 2,539,321	$ 2,070,990

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data, unaudited)

Three Months Ended December 31,		Year Ended December 31,
2022	2021	2022	2021

Foundry revenue	$ 53,257	$ 34,156	$ 143,666	$ 112,989
Biosecurity revenue:
Product	12,431	8,418	35,455	23,040
Service	32,597	105,920	298,585	177,808
Total revenue	98,285	148,494	477,706	313,837
Costs and operating expenses:
Cost of Biosecurity product revenue	7,447	4,832	20,646	20,017
Cost of Biosecurity service revenue	22,771	61,746	183,570	109,673
Research and development (1)	181,155	985,025	1,052,643	1,149,662
General and administrative (1)	121,420	781,626	1,429,799	862,952
Total operating expenses	332,793	1,833,229	2,686,658	2,142,304
Loss from operations	(234,508)	(1,684,735)	(2,208,952)	(1,828,467)
Other income (expense):
Interest income	11,412	496	20,262	837
Interest expense	1,647	(551)	(106)	(2,373)
Gain (loss) on equity method investments	10,003	(4,663)	(43,761)	(77,284)
Loss on investments	(13,354)	(14,552)	(53,335)	(11,543)
Change in fair value of warrant liabilities	28,871	77,097	124,970	58,615
Gain on settlement of partnership agreement	—	23,826	—	23,826
Gain on deconsolidation of subsidiaries	—	—	31,889	—
Other income (expense), net	7,005	(2,596)	7,634	(1,733)
Total other income (expense), net	45,584	79,057	87,553	(9,655)
Loss before income taxes	(188,924)	(1,605,678)	(2,121,399)	(1,838,122)
Income tax benefit	(14,770)	(683)	(15,027)	(1,480)
Net loss	(174,154)	(1,604,995)	(2,106,372)	(1,836,642)
Net loss attributable to non-controlling interest	2,390	(4,339)	(1,443)	(6,595)
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$ (176,544)	$ (1,600,656)	$ (2,104,929)	$ (1,830,047)
Net loss per share attributable to Ginkgo Bioworks Holdings, Inc. common stockholders:
Basic	$ (0.09)	$ (1.05)	$ (1.25)	$ (1.35)
Diluted	$ (0.10)	$ (1.10)	$ (1.25)	$ (1.39)
Weighted average common shares outstanding:
Basic	1,854,951,611	1,531,138,824	1,679,061,465	1,359,848,803
Diluted	1,856,609,515	1,531,551,830	1,679,838,849	1,360,373,343
Comprehensive loss:
Net loss	$ (174,154)	$ (1,604,995)	$ (2,106,372)	$ (1,836,642)
Other comprehensive loss:
Foreign currency translation adjustment	5,278	(838)	(917)	(1,715)
Total other comprehensive loss	5,278	(838)	(917)	(1,715)
Comprehensive loss	$ (168,876)	$ (1,605,833)	$ (2,107,289)	$ (1,838,357)

(1)

R&D and G&A expenses included a significant charge for stock-based compensation expense as a result of the modification of the vesting terms of RSUs and all related earnout shares. Total stock-based compensation expense inclusive of employer payroll taxes was allocated as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Research and development	$ 68,171	$ 930,300	$ 738,821	$ 930,360
General and administrative	43,059	742,543	1,202,099	757,247
Total	$ 111,230	$ 1,672,843	$ 1,940,920	$ 1,687,607

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$ (2,106,372)	$ (1,836,642)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	42,552	29,076
Stock-based compensation	1,930,641	1,606,020
Non-cash customer consideration	(34,263)	(24,185)
Loss on equity method investments	43,761	77,284
Loss on investments	53,335	11,543
Change in fair value of notes receivable	(3,757)	3,508
Change in fair value of warrant liabilities	(124,970)	(58,615)
Gain on deconsolidation of subsidiaries	(31,889)	—
Deferred income tax benefit	(14,609)	—
Loss on disposal of equipment	3,091	—
Non-cash lease expense	19,082	—
Amortization of finance lease right-of-use assets	1,871	—
Non-cash severance and retention bonus expense associated with an acquisition	6,152	—
Other non-cash activity	183	(270)
Changes in operating assets and liabilities:
Accounts receivable	55,024	(114,094)

Prepaid expenses and other current assets	(8,687)	(2,981)
Inventory	164	(626)
Operating lease right-of-use assets	13,233	—
Other non-current assets	921	(539)
Accounts payable	(10,844)	(2,247)
Accrued expenses and other current liabilities	(39,639)	44,796
Deferred revenue, current and non-current	(36,417)	(10,498)
Operating lease liabilities, current and non-current	(10,792)	—
Deferred rent, non-current	—	6,032
Other non-current liabilities	31	18,620
Net cash used in operating activities	(252,198)	(253,818)
Cash flows from investing activities:
Purchases of property and equipment	(52,271)	(56,521)
Deconsolidation of subsidiaries - cash	(55,721)	—
Business acquisitions, net of cash acquired	82,367	(12,040)
Asset acquisitions, net of cash acquired	(7,639)	—
Purchases of notes receivable	(40,000)	—
Proceeds from notes receivable	10,000	304
Purchase of investment in equity securities	(3,691)	(5,000)
Other	(439)	—
Net cash used in investing activities	(67,394)	(73,257)
Cash flows from financing activities:
Proceeds from reverse recapitalization, net of redemptions of $867,253 and offering costs of $108,118	—	1,509,629
Proceeds from exercise of stock options	240	167
Repurchases of common stock	—	(24,998)
Taxes paid related to net share settlement of equity awards	(981)	(9,463)
Principal payments on finance/capital leases and lease financing obligation	(1,237)	(1,123)
Contributions from non-controlling interests	—	59,933
Proceeds from public offering, net of issuance costs	99,303	—
Proceeds from issuance of Series E convertible preferred stock, net of issuance costs	—	—
Contingent consideration payment	(521)	—
Payment of equity issuance costs	(1,467)	—
Net cash provided by financing activities	95,337	1,534,145
Effect of foreign exchange rates on cash and cash equivalents	908	(19)
Net (decrease) increase in cash, cash equivalents and restricted cash	(223,347)	1,207,051

Cash and cash equivalents, beginning of period	1,550,004	380,801
Restricted cash, beginning of period	42,924	5,076
Cash, cash equivalents and restricted cash, beginning of period	1,592,928	385,877

Cash and cash equivalents, end of period	1,315,792	1,550,004
Restricted cash, end of period	53,789	42,924
Cash, cash equivalents and restricted cash, end of period	$ 1,369,581	$ 1,592,928

Ginkgo Bioworks Holdings, Inc.
Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$ (176,544)	$ (1,600,656)	$ (2,104,929)	$ (1,830,047)
Interest income	(11,412)	(496)	(20,262)	(837)
Interest expense	(1,647)	551	106	2,373
Income tax benefit	(14,770)	(683)	(15,027)	(1,480)
Depreciation and amortization	13,950	8,003	42,552	29,076
EBITDA	(190,423)	(1,593,281)	(2,097,560)	(1,800,915)
Stock-based compensation (1)	111,230	1,672,843	1,940,920	1,687,607
(Gain) loss on equity method investments (2)	(7,612)	4,080	45,315	74,445
Loss on investments	13,354	14,552	53,335	11,543
Change in fair value of warrant liabilities	(28,871)	(77,097)	(124,970)	(58,615)
Gain on settlement of partnership agreement	—	(23,826)	—	(23,826)
Gain on deconsolidation of subsidiaries	—	—	(31,889)	—
Merger and acquisition related expenses (3)	26,045	—	46,229	—
Other (4)	(3,924)	3,291	(4,153)	3,712
Adjusted EBITDA	$ (80,201)	$ 562	$ (172,773)	$ (106,049)

(1)	For the years ended December 31, 2022 and 2021, includes $10.3 million and $5.0 million, respectively, in employer payroll taxes.
(2)	Represents losses on equity method investments under the hypothetical liquidation at book value method, net of losses attributable to non-controlling interests.
(3)

Represents transaction and integration costs directly related to mergers and acquisitions including (i) due diligence, legal, consulting and accounting fees associated with acquisitions, (ii) post-acquisition employee retention bonuses and severance payments, (iii) the fair value adjustments to contingent consideration liabilities resulting from acquisitions, and (iv) acquired intangible assets expensed to research and development associated with an asset acquisition.

(4)

For the year ended December 31, 2022, includes $1.2 million in mark-to-market loss on the Access Bio Convertible Notes and Glycosyn Promissory Note and a $5.3 million fair market value remeasurement gain on the convertible promissory notes from Joyn. For the year ended December 31, 2021, includes $3.7 million in mark-to-market adjustments on the Access Bio Convertible Notes and Glycosyn Promissory Note.

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Foundry	$ 53,257	$ 34,156	$ 143,666	$ 112,989
Biosecurity	45,028	114,338	334,040	200,848
Total revenue	98,285	148,494	477,706	313,837
Segment cost of revenue:
Biosecurity	30,218	66,578	204,216	129,690
Segment research and development expense:
Foundry	99,886	46,015	273,356	160,634
Biosecurity	590	1,165	1,937	31,035
Total segment research and development expense	100,476	47,180	275,293	191,669
Segment general and administrative expense:
Foundry	63,723	29,504	168,586	74,407
Biosecurity	13,670	9,731	56,353	31,039
Total segment general and administrative expense	77,393	39,235	224,939	105,446
Segment operating income (loss):
Foundry	(110,352)	(41,363)	(298,276)	(122,052)
Biosecurity	550	36,864	71,534	9,084
Total segment operating loss	(109,802)	(4,499)	(226,742)	(112,968)
Operating expenses not allocated to segments:
Stock-based compensation (1)	111,230	1,672,843	1,940,920	1,687,607
Depreciation and amortization	14,796	7,686	42,552	28,185
Change in fair value of contingent consideration liability	(1,320)	(293)	(1,262)	(293)
Loss from operations	$ (234,508)	$ (1,684,735)	$ (2,208,952)	$ (1,828,467)

1. Includes $10.3 million and $5.0 million in employer payroll taxes for the years ended December 31, 2022 and 2021. Employer payroll taxes for the year ended December 31, 2020 were not material.